SALE OF CORPORATIONS ASSETS IN EXCHANGE FOR STOCK OF PURCHASING CORPORATION

     AGREEMENT dated April 29, 1998, by and between A. M. W. Metal Fabricators, Corporation, a Florida corporation (hereinafter "Seller") and Toups Technology Licensing, Inc., a Florida corporation, (hereinafter "Buyer").

     WHEREAS the Seller is engaged in metal fabrication and advanced micro welding and;

     WHEREAS, the Buyer desires to acquire all of the Seller's assets, business and good will in exchange for shares of the Buyer's common stock and for the assumption by the Buyer of all of the Seller's liabilities and obligations, subject to the further provisions of this Agreement; and

     WHEREAS, the Seller desires that all of the Seller's properties be sold and exchanged solely for shares of the Buyer's common stock and for the assumption by the Buyer of such liabilities and obligations of the Seller (subject as aforesaid) in connection with the dissolution and complete liquidation of the Seller, whereupon the Seller will distribute to the holders of its common stock, pro rata, all its right, title and interest in and to the shares of the Buyer's stock to be received by the Seller as aforesaid, in exchange for the surrender by such stockholders for cancellation of all of the Seller's outstanding common stock, all as hereinafter more fully provided, and for the purpose of carrying out a tax-free reorganization within the meaning of the Internal Revenue Code of 1954.

     NOW THEREFORE, in consideration of the premises and the respective agreements hereinafter set forth, the Seller and the Buyer hereby agree as follows:

1a. Sale and Transfer of Assets. The Seller hereby agrees that, subject to the terms and conditions this Agreement, the Seller will sell, convey, transfer and deliver to the Buyer, at the Closing hereunder all of the Seller's then existing assets and business including, without limitation, all of the Seller's good will and its right to the use of its name. The assets so to be sold, conveyed, transferred and delivered shall include those owned by the Seller as of the effective date of this Agreement (including, without limitation, those reflected in the Seller's audited financial statements. Without limitation of the foregoing provisions, the aforesaid sale, conveyance and transfer shall include all of the Seller's rights and interests in, to and under all patents, patent applications, trademarks, trademark registrations and applications therefor, copyrights, copyright registrations and applications therefor, wherever issued or pending, all trade names, labels and other trade rights, whether or not registered, all inventions, discoveries, improvements, processes, formulae, trade secrets, ideas, and other know-how, whether patentable or not, and all shop rights, licenses and other agreements (including agreements with employees of the Seller) relating in whole or in part to any of the foregoing.

b. Consideration for Sale and Transfer. The Buyer hereby agrees that, at the Closing, subject to the terms and conditions of the Agreement, and in full consideration for the aforesaid sale, conveyance, transfer and delivery,

         (i) the Buyer will deliver to the Seller a certificate or certificates for 500,000 (five-hundred thousand) shares of the Buyer's common stock of the par value of $0.001 per share, so that the aggregate number of shares of common stock so to be delivered shall be at the rate of 50 shares of a share of the Buyer's common stock for each share of common stock of the Seller outstanding in the hands of the public at the Closing Date, such delivery to be made by the Buyer in such authorized full share denominations and registered in the name of the SelIer or its nominees or such other names as the Seller shall request in writing; and

         (ii) the Buyer assumes and agrees to pay, perform and discharge all debts, obligations, contracts and liabilities of the Seller of any kind, character or description, whether accrued, absolute, contingent or otherwise (and whether or not reflected or reserved against in the Seller's balance sheets, books of accounts and records), provided, however, that the Buyer shall have no liability with respect to any items as to which provision is made for payment in subsection (e) of this
                  Section 1 or with respect to any other obligations or liabilities incurred by the Seller after the Closing.

c. Instruments of Conveyance and Transfer. The Seller hereby agrees that, at the Closing, it will deliver to the Buyer (i) such deeds, bills of sale, endorsements, assignments, and other good and sufficient instruments of conveyance and transfer, in form satisfactory to the Buyer's counsel, as shall be effective to vest in the Buyer good and marketable title to the assets and business to be sold, conveyed, transferred and delivered hereunder, all as provided in this Agreement, and (ii) all of the Seller's contracts and commitments, books (except minute and stock books), records and other data relating to its assets, business and operations, including, without limitation, all its notebooks and other records relating to inventions, discoveries and improvements, whether patentable or not; and that, simultaneously with such delivery, all such steps will be taken as may be requisite to put the Buyer in actual possession and operating control of such assets and business.

d. Further Assurances. The Seller hereby agrees that, from time to time, at the Buyer's request and without further consideration, the Seller will execute and deliver such other instruments of conveyance and transfer and take such other action as the Buyer reasonably may require more effectively to convey, transfer to and vest in the Buyer, and to put the Buyer in possession of, any property to be sold, conveyed, transferred and delivered hereunder, and, in the case of contracts and rights, if any, which cannot be transferred effectively without the consent of third parties which is unobtainable, to use the Seller's best efforts to assure to the Buyer the benefits thereof.

e. Seller's Liquidation and Dissolution Expenses. The Buyer shall provide for the payment of the liquidation and dissolution expenses of the Seller, including relocation and other costs in the amount of up to $5,000 (five-thousand dollars).

2.   Closing.  The closing of the transactions  provided for in subsections (a),
     (b) and (c) of Section 1 above (herein called the Closing) shall take place at the Seller's office at 6225 118th Avenue North, Largo, Florida, at 10:00AM on April 29, 1998; provided , however, that either the Buyer or the Seller, by written notice or notices to the other from time to time, shall be entitled to postpone the Closing to a date not later than thirty days after the above specified date. If, due to causes beyond the control of either the Buyer or the Seller, the Closing is not consummated on or before the above specified date or within thirty days thereafter, this Agreement, unless mutually extended in writing by the Buyer and the Seller, shall terminate without liability of any kind on the part of either the Buyer or the Seller. The date of the Closing is referred to in this Agreement as the Closing Date.

3. Approval by Seller's Stockholders. The Seller hereby agrees that it will duly call and give notice of a meeting of the holders of its common stock, to be held on or prior to May 30, 1998, for the purpose of voting upon the dissolution and liquidation of the Seller and in connection therewith the change of name and the sale and transfer contemplated thereby. The Seller hereby further agrees that, promptly after the Closing, the Seller will take all such action as may be required to change its name and to dissolve and terminate its corporate existence and to completely liquidate and to distribute directly to the holders of the Seller's common stock, pro rata, all its right, title and interest in and to the shares of Buyer's stock received by the Seller under this Agreement, in exchange for the surrender by such stockholders for cancellation of such common stock; the arrangements for such distribution and exchange to include provision for the purchase or sale, for account of the Seller's stockholders, of their fractional interests in the Buyer's stock to the end that no fractional shares of such stock will be required to be issued in connection therewith.

4. Approval by Buyer's Stockholders. The Buyer hereby agrees that it will duly call and give notice of meeting of the holders of its preferred and common stocks, to be held on or prior to May 30, 1998, for the purpose of voting upon the acquisition by the Buyer contemplated hereby, a proposal to increase the number of authorized shares of the Buyer's common stock, par value $.001 per share, from 9,474,535 shares to 9,974,535 shares.

5. Representations and Warranties by the Seller. The Seller hereby represents and warrants as follows:

(a) Organization and Capitalization. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, has corporate power to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the character and location of the properties owned by it or the nature of the business transacted by it makes such qualifications necessary. The Seller's authorized capital stock consists of 10,000 shares of common stock, par value $.001 per share, of which 10,000 shares were validly issued and outstanding, fully paid and non-assessable, at the close of business on April 29, 1998. There are no existing, options, calls or commitments of any character relating to the Seller's authorized or issued stock. The copies of the Seller's Articles of Incorporation and of the Seller's By-Laws which have been delivered to the Buyer are complete and correct as at the date of this Agreement.

(b) Authority to Execute Agreement. The execution, delivery and performance of this Agreement by the Seller including, without limitation, the sale, conveyance, transfer, and delivery contemplated hereby have been duly and effectively authorized by the Seller's Board of Directors, subject to approval by the Seller's stockholders as required by law.

(c) Financial Statements. The Seller has delivered to the Buyer copies of its audited financial statements, all of which are true and complete and have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods indicated. The Buyer shall incur the expense associated with and shall make use of the Buyers independent auditor for the purposes of this Agreement.

(d) Absence of Undisclosed: Liabilities. Except as and to the extent reflected or reserved against in the Seller's Balance Sheet, the Seller has no liabilities or obligations (whether accrued, absolute, contingent or otherwise) of a nature customarily reflected in a corporate balance sheet prepared in accordance with generally accepted; accounting principals, including, without limitation, any tax liabilities due or to become clue and whether (i) incurred in respect of or measured by the Seller's income for any period prior to the closing of business on April 29, 1998,

(e) Absence of Certain Changes or Events. Since March 1, 1998, there has not been:

(1) any change in the Seller's financial condition, assets, liabilities or business, other than changes in the ordinary course of business and changes of which the Buyer has been advised in writing, none of which has been materially adverse;

(2) any declaration, setting aside or payment of any dividend or other distribution in respect of the Seller's capital stock;

(3) any increase in the compensation payable or to become payable by the Seller to any of its officers, employees or agents, other than increases made in the ordinary course of business pursuant to the Seller's salary plan and increases of which the Seller has advised the Buyer in writing, or any bonus, percentage compensation, service award or other like benefit, granted, made or accrued to or to the credit of any of the officers, employees or agents of the Seller, or any employee welfare, pension, retirement or similar payment or arrangement made or agreed to by the Seller except payments made pursuant to the existing welfare, pension and retirement plans and arrangements and except changes of which the Seller has advised the Buyer in writing; or

(4)  any  significant  labor  trouble  or any other  event or  condition  of any
     character  which  has  materially  and  adversely   affected  the  Seller's
     business.

(f) Taxes. The provision made for taxes on the Seller's Balance Sheet is sufficient, in the opinion of the Seller, for the payment of all accrued and unpaid United States, Canadian, state, county and local taxes of the Seller, whether or not disputed, for the four months period ended on April 29, 1998, and for all years prior thereto. There are no agreements by the Seller for the extension of the time for the assessment of any tax, and all United States, Canadian, state and local taxes due and payable by the Seller on or before the date of this Agreement have been paid.

(g) Accounts Receivable. The accounts receivable of the Seller shown on the Seller's Balance Sheet or thereafter acquired by it prior to the date of this Agreement, have been collected or are collectible at the aggregate recorded amounts thereof less applicable reserves.

(h) Inventories. The Seller's inventory shown on the Seller's Balance Sheet, or thereafter acquired by it prior to the date of this Agreement, consist of items of a quality and quantity usable or saleable in the normal course of the Seller's business; the value of obsolete materials and of materials of below standard quality has been written down to realizable market value or adequate reserves provided therefor, and the values at which such inventories are carried reflect the Seller's normal inventory valuation policy of stating the inventory at cost, not in excess of market, all in accordance with generally accepted accounting practices.

(i) Title to Properties; Absence of Liens and Encumbrances. The Seller has good and marketable title to all its properties and assets, real and personal, including those reflected in the Seller's Balance Sheet, except as since sold or otherwise disposed of in the ordinary course of business or as advised to the Buyer in writing, free and clear of all liens and encumbrances.

(j) Lists of Properties, Contracts, etc. The Seller has delivered to the Buyer accurate lists and summary descriptions, certified by authorized officers of the Seller to be correct to the best of their knowledge and belief of the following:

         List of existing contracts
         List of properties and equipment

(k) Litigation. Except as set forth in letter attached by the Seller to the Buyer and except for suits, if any of a character incident to the normal conduct of the Seller's business and involving not more than $1,000 in the aggregate, there is no litigation, proceeding or governmental investigation pending, or so far as known to the Seller, threatened against or relating to the Seller or its properties or business, or the transactions contemplated by this Agreement, nor is there any basis known to the Seller for any such action.

(l) No Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by the Seller directly with the Buyer, without the intervention of any person as the result of any act of the Seller (and so far as known to the Seller, without the intervention of any other person) in such manner as to give rise to any valid claim against either of the parties hereto for a brokerage commission or other like payment.

6. Representations and warranties by the Buyer. The Buyer hereby represents and warrants

(a) that the Buyer is a corporation duly organized, existing and in good standing under the laws of the State of Florida

(b) that the authorized capital stock of the Buyer consists of 20,000,000 shares of common stock of the par value of $.001 per share of which, at the close of business on April 29, 1998, 9,474,535 shares were validly issued and outstanding and no shares were reserved for issuance,

(c) that there has been no material change in the condition, financial or otherwise, of the Buyer as shown in the audited balance sheet thereof as of January 31, 1998, as submitted to stockholders, other than changes occurring in the ordinary course of business, which changes have not materially adversely affected its business, properties or financial condition.

(d) that the execution, delivery and performance of this Agreement by the Buyer have been duly and effectively authorized by the Buyer's Board of Directors, subject to approval by the Buyer's stockholders,

(e) that the shares of the Buyer's common stock to be issued to the Seller, pursuant to this Agreement, for distribution to its stockholders as provided in Section 3 above, will, when so issued, be validly issued and outstanding, fully paid and non-assessable. Said Common Shares shall be issued as "restricted shares" as that term is defined in Rule 144, as amended, and shall bear a legend in the following manner:

         THESE SECURITIES CANNOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY ANY HOLDER TO ANY OTHER PERSON OR ENTITY UNLESS SUBSEQUENTLY REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER
         APPLICABLE LAW OF THE STATE OR STATES WHERE SOLD, TRANSFERRED OR DISPOSED OF, UNLESS SUCH SALE, TRANSFER OR Disposition SHALL QUALIFY UNDER AN ALLOWED EXEMPTION TO SUCH REGISTRATION. ANY REQUEST FOR THE SALE, TRANSFER OR OTHER DISPOSITION OF THESE SHARES SHALL BE ACCOMPANIED BY AN OPINION OF COUNSEL ACCEPTABLE TO THIS CORPORATION.

(f) that the negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by the Buyer directly with the Seller, without the intervention of any persons or as the result of any act of the Buyer (and, so far as known to the Buyer, without the intervention of any other person) in such manner as to give rise to any valid claim against either of the parties hereto for a brokerage commission or other like payment.

7.       Conditions Precedent to Buyer's Obligations Hereunder.  All obligations
of   the Buyer under this Agreement are subject to the fulfillment, prior to or at the Closing of each of the following conditions:

(a)  The Buyer shall not have  discovered any material  error,  misstatement  or
     omission  in  the   representations  and  warranties  made  by  the  Seller
     throughout this Agreement;

(b) The Seller's representations and warranties contained in this Agreement shall be deemed to have been made again at and as of the time of Closing and shall then be true in all material respects, except that litigation commenced or threatened after the date of this Agreement against or relating to the Seller shall not constitute a non-fulfillment of this condition unless such litigation, if decided against the Seller, would materially adversely affect the business of the Seller; the Seller shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing; and the Buyer shall have been furnished with a certificate of appropriate officers of the Seller, dated the Closing Date, certifying in such detail as the Buyer may request to the fulfillment of the foregoing condition.

(c) The sale and transfer by the Seller of its assets, business and goodwill and its change of name and liquidation and dissolution as provided herein, shall have been approved by the holders of at least two-thirds of the outstanding stock of the Seller entitled to vote.

(d) The acquisition by the Buyer of the Seller's assets, business and goodwill as provided in this Agreement have been approved at a meeting of the Buyer's stockholders by affirmative votes constituting a majority of the votes entitled to be cast by the holders of the Buyer's stock, preferred and common, present or represented at such meeting and entitled to vote thereat, relating to the increase in the Buyer's authorized common stock and shall have been approved at said meeting by the holders of at least two-thirds of each class of such shares, preferred and common, present and voting at such meeting.

(e) Funds in Seller's reserves are adequate to provide for payment of all then accrued and unpaid United States, Florida, Pinellas County and any other local taxes of the Seller, whether or not disputed, for the fiscal year then ended and for all fiscal years prior thereto.

8. Conditions Precedent to the Obligations of the Seller. All obligations of the Seller under this Agreement are subject to the fulfillment, prior to or at the Closing of each of the following conditions:

(a)  The Seller shall not have discovered  an;y material error,  misstatement or
     omission  in  the   representations   and  warranties  made  by  the  Buyer
     hereinabove.

(b) The Buyer's representations and warranties contained in this Agreement shall be deemed to have been made again at and as of the time of the Closing and shall then be true in all material respects; the Buyer shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing; and the Seller shall have been furnished with a certificate of one of the Buyer's Vice Presidents or its Comptroller, dated the Closing Date, certifying in such detail as the Seller may request to the fulfillment of the foregoing conditions.

(c) The acquisition by the Buyer of the Seller's assets, business and good will as provided in this Agreement shall have been approved at a meeting of the Buyer's stockholders by affirmative votes constituting a majority of the votes entitled to be cast by the holders of the Buyer's stock, preferred and common, present or represented at such meeting and entitled to vote thereat, and the increase in the Buyer's authorized common stock contemplated herein shall have been approved at said meeting by the holders of at least two-thirds in interest of each class of such shares, preferred and common, present and voting at such meeting.

9. Bulk Sales Law. The Buyer hereby waives compliance by the Seller with the provisions of the Bulk Sales Law of any State.

10. Termination of Representations and Warranties. The Seller and the Buyer agree that their respective representations and warranties contained herein shall expire with, and be terminated and extinguished by, the Closing under this Agreement on the Closing Date, and that, the Closing having been consummated, neither the Seller nor the Buyer shall be under any liability whatsoever with respect to any such representation or warranty,

11. Notices, Etc. All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed, first class postage prepaid,
         (a) if to the Seller, at

                  A.M.W. Metal Fabricators
                  6225 118th Avenue North
                  Largo, Florida 33773
                  (813) 530-7670

          (b) if to the Buyer at:

                  Toups Technology Licensing, Inc.
                  7887 Bryan Dairy Road, Suite 105
                  Largo, Florida 33777
                  (813)-548-0918

12. Amendments. This Agreement may be amended or modified by a written instrument executed by the Buyer and the Seller acting by their respective officers thereunto duly authorized by their respective Boards of Directors or Executive Committees; provided, however, that no such amendment or modification shall change the number of share of the Buyer to be issued pursuant to this Agreement and provided further that no such amendment or modification shall change the provisions with respect to the transfer of the Seller's assets to, and assumption of its liabilities by, the Buyer, and the distribution to the Seller's stockholders of shares of the Buyer's common stock in exchange for the surrender by the stockholders of the Seller, for cancellation, of the Seller's outstanding common stock in any manner which would materially adversely affect the rights of the stockholders of the Seller.

13. Sections and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

14. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

15. Parties In Interest. This Agreement shall inure to the benefit of and be binding upon the parties named herein as the Seller and the Buyer and their respective successors and assigns;nothing in this Agreement express or implied, is intended to confer upon any other person any rights or remedies under or by reason of this Agreement.

16. Florida Law to Govern. This Agreement shall be construed and enforced in accordance with the laws of the State of Florida.

     IN WITNESS WHEREOF, the undersigned parties hereto have duly executed this Agreement on the date first above written.

For Seller                           For Buyer


Tim Rice                             Leon H. Toups, President


Kim Rice


Witness:


For Seller                             For Buyer


Michael Toups                           Mark Clancy, Corporate Secretary

                               Amendment A to that

     AGREEMENT dated April 29, 1998, by and between A. M. W. Metal Fabricators, Corporation, a Florida corporation (hereinafter "Seller") and Toups Technology Licensing, Inc., a Florida corporation, (hereinafter "Buyer").

1. Relocation. The Buyer has agreed to provide facilities for the relocation of Seller to the Science Technology and Research Center and such facilities have been inspected and approved by the Seller. The Buyer agrees to have concluded all facility requirement so as to allow for Seller to complete relocation no later than June 30, 1998.

2.   Continuing Obligations

a. As a part of this agreement, Seller has agreed to mediate between the individual and Buyer relating to the loan in the amount of $54,450 so that said Note is either:

(i)  Settled for Toups Common Stock, or;

(ii) Assumption of Note by Toups under existing terms and the removal of Tim and Kim as guarantors to include release of their personal collateral.

b. The canceled lease in the amount of $83,000 which is currently in dispute shall remain the responsibility of Seller. Buyer will assist with settlement issues but does not intend to assume this lawsuit or its expenses.

3. Compensation. Tim Rice shall be compensated at the rate of $60,000 annually and shall be entitled to participate in any and all bonus and incentive plans promulgated by Buyer for its Officers and Directors. Key personnel of AMW would also be eligible to participate in any and all bonus and incentive plans promulgated by Buyer for its Officers and Directors.

4. Incentive Program. Tim Rice shall be entitled to an increase in salary at the rate of $5,000 annually commensurate with an increase of $50,000 annual revenue which exceed expectations. Base salary for Tim Rice however shall not exceed $150,000 under this incentive program.

5. Expectations. The audited data indicates 1997 revenues of $344,000 (break-even). The audited data indicates first quarter 1997 revenues of $110,000 (break-even). With the combined resources of Buyer, it is anticipated that AMW shall achieve minimum 1998 revenues of $650,000 and 1999 revenues of $1,000,000.

6. Employment. Within sixty days of this Agreement, Buyer shall enter an employment agreement for the services of Tim Rice which shall contain, among other things, a minimum employment period of five years.

7. Prior taxes. All taxes and related forms required for filing by Seller prior to April 29, 1998, including those subsequently extended for prior periods, shall remain the responsibility of Seller. These taxes may include amendments to prior years and other responsibilities related to the Subchapter "S" status of the Seller.

     IN WITNESS WHEREOF, the undersigned parties hereto have duly executed this Amendment on April 29, 1998.

For Seller                                For Buyer


Tim Rice                                  Leon H. Toups, President


Kim Rice

Witness:

For Seller                                 For Buyer


Michael Toups                               Mark Clancy